Exhibit 1.1

                         Shares

IDT Spectrum, Inc.

Class B Common Stock

FORM OF UNDERWRITING AGREEMENT

________, 2005

W.R. Hambrecht + Co., LLC

as Representative of the several

Underwriters named in Schedule I hereto

c/o W.R. Hambrecht + Co., LLC

539 Bryant Street, Suite 100

San Francisco, CA 94107

Ladies and Gentlemen:

IDT Spectrum, Inc., a Delaware corporation (the “Company”) proposes, subject to the terms and conditions contained herein, to sell to the several underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of ________ shares (the “Firm Shares”) of the Company’s Class B common stock, $0.01 par value per share (the “Class B Common Stock”). The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional ___________ shares (the “Option Shares”) of Class B Common Stock from the Company for the purpose of covering over allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the “Shares.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-127906), including a Preliminary Prospectus (as hereinafter defined), and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the

Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company hereby confirms that the Underwriters and its selected dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.

(b) The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares which may be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or electronic notice, by the Representative to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

(c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of McDermott Will & Emery LLP, 50 Rockefeller Plaza, New York, NY, 10020 at 10:00 a.m., New York time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d) Payment for the Shares shall be made to the Company by wire transfer of immediately available funds or by one or more certified or official bank check or checks in same day funds drawn to the order of the Company against delivery of the respective certificates to the Representative for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

(e) Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b), and shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of the applicable Underwriters. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

(a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, on its face with the requirements of the Securities Act and the Rules. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission through its Electronic Data Gathering Analysis, and Retrieval (“EDGAR”) system, except to the extent permitted by Regulation S-T. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, the Prospectus, any preliminary prospectus, or any amendment or supplement to any of the preceding made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement, the Prospectus, any preliminary prospectus, or any amendment or supplement to any of the preceding. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is (i) the information contained under the caption “Underwriting” in the Prospectus, (ii) the information related to the OpenIPO method of distribution contained on the cover of the Prospectus and (iii) the information related to the OpenIPO service mark contained under the caption “Prospectus Summary” in the Prospectus (together the “Furnished Information”).

(b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are, to the Company’s knowledge, threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule

424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

(c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly, in all material respects, the financial position of the Company and IDT Spectrum, LLC, its consolidated subsidiary (the “Subsidiary”), at the dates indicated and the statement of operations, changes in stockholders’ deficit and cash flows of the Company and the Subsidiary for the periods specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with U.S. generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.

(d) Ernst & Young LLP, whose reports are filed with the Commission as a part of the Registration Statement, is and, during the periods covered by its reports, was, to the Company’s knowledge, an independent public accounting firm as required by the Securities Act and the Rules and is registered with the Public Company Accounting Oversight Board.

(e) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, having full power and corporate authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus, and (ii) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes such qualification necessary, except for such jurisdictions where the failure to so qualify or be in good standing individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Subsidiary considered as a whole (a “Material Adverse Effect”). To the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has one subsidiary, IDT Spectrum, LLC. The Company does not own any capital stock or other equity securities in any other entity other than the Subsidiary and except for instruments or interests held by the Company solely for investment. The Company does not own, lease or license any asset or property outside the United States of America.

(f) Except as otherwise set forth in the Registration Statement or the Prospectus, the Company and the Subsidiary have all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as otherwise set forth in the Registration Statement or the Prospectus, the Company and the Subsidiary have fulfilled and performed in all material respects all of their material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign securities Blue Sky laws or the National Association of Securities Dealers, Inc. (the “NASD”), no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

(g) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiary are in compliance in all material respects with the Communications Act of 1934, as amended (the “Communications Act”) and with all applicable rules, regulations and policies of the Federal Communications Commission (the “FCC”).

(h) The Company has provided to the Underwriter a complete and accurate list of all licenses granted to the Company by the FCC (the “FCC Licenses”). All of the FCC Licenses are currently valid and in full force and effect. Except as otherwise set forth in the Registration Statement or the Prospectus, neither the Company nor the Subsidiary has any knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of any of the Licenses, except for such investigations, notices, violations, forfeitures, orders, complaints or proceedings as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Except as otherwise set forth in the Registration Statement or the Prospectus, no event has occurred which (A) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, nonrenewal, impairment, restriction or termination of, or order of forfeiture with respect to, any FCC License or (B) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Company or the Subsidiary thereunder.

(j) Except as otherwise set forth in the Registration Statement or the Prospectus, the Company and the Subsidiary have duly filed in a timely manner all filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act or the FCC’s rules, except where the failure to file such filings, reports, applications, documents, instruments and information would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such filings are true, correct and complete in all material respects.

(k) The Company and the Subsidiary own or possess legally enforceable rights to use sufficient patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) reasonably necessary for the conduct of its business as now conducted, except to the extent that the failure to own or possess such Intangibles would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as otherwise set forth in the Registration Statement or the Prospectus, neither the Company nor the Subsidiary has received any notice of, and is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(l) Neither the Company nor the Subsidiary owns any real property. The Company and the Subsidiary have valid title to all other property owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects of any third party except (A) such as do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiary, or (B) as described in the Registration Statement or the Prospectus. All property held under lease by the Company and the Subsidiary is held by them under valid and existing leases, free and clear of all liens, encumbrances, claims, security interests and defects of any third party, except such as do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiary and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as otherwise as set forth in the Registration Statement or the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any Material Adverse Effect; and (ii) neither the Company nor the Subsidiary has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to have a Material Adverse Effect. Except as otherwise set forth in the Registration Statement or the Prospectus, since the date of the latest balance sheet included in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(m) There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or the Subsidiary, as the case may be, in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and except as rights to indemnity and contribution may be limited by federal or state securities laws and public policy underlying such laws), provided that the Company’s Restated Certificate of Incorporation and Restated Bylaws, filed as Exhibit 3.1 and Exhibit 3.2 to the Registration Statement, respectively, will not become effective until the closing of the offering contemplated hereby. Neither the Company nor the Subsidiary, if the Subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or the Subsidiary, if the Subsidiary is a party thereto, of any other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or business or the Subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(n) The statistical and market related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has received any consents required from such sources in connection with the inclusion of their data in the Registration Statement.

(o) Except as otherwise set forth in the Registration Statement or the Prospectus, neither the Company nor the Subsidiary is in violation of (i) any term or provision of its charter or by-laws or of (ii) any franchise, license, permit, judgment, decree, order, statute, rule or regulation, in the case of this clause (ii)

where the consequences of such violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(p) Except as otherwise set forth in the Registration Statement or the Prospectus, neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or the Subsidiary is a party or by which either the Company or the Subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or the Subsidiary or violate any provision of the charter or by-laws of the Company or the Subsidiary, except (i) for such rights, conflicts, breaches, defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) where the failure to obtain such consents, waivers, franchises, licenses, permits, judgments, decrees or orders would not reasonably be expected to result in a Material Adverse Effect, (iii) for such defaults that have been waived, (iv) such rights that have been waived or complied with and (v) for such consents or waivers which have already been obtained and are in full force and effect.

(q) The Company has the duly authorized and validly issued outstanding capitalization as of July 31, 2005 as set forth under the caption “Capitalization” in the Prospectus and will have the adjusted capitalization as of July 31, 2005 (giving effect to the closing of the offering contemplated by this Agreement) set forth therein on the each Closing Date, based on the assumptions set forth therein. The certificates evidencing the Shares are in due and proper form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Class B Common Stock have been duly and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company were issued in transactions that were exempt from the registration requirements of the Securities Act and in compliance with state securities or Blue Sky laws, without violation of preemptive rights, rights of first refusal or similar rights. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Class B Common Stock of the Company or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or the Subsidiary is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as set forth in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or the Subsidiary or any security convertible into, or exercisable or exchangeable for, such stock. The securities of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Registration Statement and the Prospectus.

(r) No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of the Registration Statement.

(s) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly authorized, executed and delivered by the Company.

(t) Except as otherwise set forth in the Registration Statement or the Prospectus, neither the Company nor the Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would reasonably be expected to have a Material Adverse Effect. Except as otherwise set forth in the Registration Statement or the Prospectus, the Company is not aware of any threatened or pending litigation between the Company or the Subsidiary and any of its executive officers which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(u) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the current or prior directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement and the Prospectus by the Securities Act or Rules that is not so described.

(v) The Company has not taken, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Class B Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(w) The Company and the Subsidiary have filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would reasonably be expected to have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or the Subsidiary.

(x) The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market System subject to notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), which registration statement complies in all material respects with the Exchange Act.

(y) To the knowledge of the Company, based solely on the review of questionnaires submitted to such directors, each director of the Company at the Effective Date who is designated as an “independent” director in the Prospectus satisfies the requirements for independence under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) and the rules of the Nasdaq National Market. All members of the Audit Committee of the board of directors of the Company are independent and at least one member of the Audit Committee of the board of directors of the Company is a qualified financial expert under the Sarbanes-Oxley Act.

(z) The books, records and accounts of the Company and the Subsidiary accurately and fairly reflect, in all material respects and in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and the Subsidiary. The Company and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus, all of which insurance is in full force and effect. The Company and the Subsidiary are in compliance with the terms of such policies and instruments in all material respects, and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(bb) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the NASD or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect, except where the failure to obtain such approvals, consents, orders or authorizations, designations, declarations or filings would not reasonably be expected to result in a Material Adverse Effect or as would not reasonably be expected to have a Material Adverse Effect on the transactions contemplated hereby.

(cc) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, that (i) questions the validity of the capital stock of the Company or this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (ii) is required to be disclosed in the Registration Statement and the Prospectus by the Securities Act and the Rules and is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement and the Prospectus are accurately summarized in all material respects), or (iii) may have a Material Adverse Effect.

(dd) Except as set forth in the Registration Statement or the Prospectus or as would not reasonably be expected to have a Material Adverse Effect: (i) each of the Company and the Subsidiary is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor the Subsidiary has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and the Subsidiary has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or the Subsidiary to make future material capital expenditures to comply with Environmental Laws; and (v) to the Company’s knowledge, no property which is or has been owned, leased or occupied by the Company or the Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law; and (vi) neither the Company nor the Subsidiary has been named as a “potentially responsible party” under the CERCLA 1980.

(ee) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ff) Neither (i) the Issuer-Represented General Free Writing Prospectus(es) and the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to any statement in or omissions from the Prospectus or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters through the Representative specifically for use therein; it being understood and agreed that the only information furnished by such Underwriter through the Representative consists of the Furnished Information. As used in this paragraph and elsewhere in this Agreement:

(i) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433, relating to the Shares that (A) is required to be filed with the Commission by the Company, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering of the Shares pursuant to this Agreement.

(ii) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified on Schedule II to this Agreement.

(iii) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

(gg) Each Issuer-Represented Free Writing Prospectus, as of its issue date and all subsequent times through each Closing Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only information furnished by such Underwriter through the Representative consists of the Furnished Information.

(hh) Unless the Company obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including timely filing with the Commission where required, legending and recordkeeping. The Company has satisfied and will satisfy the conditions of Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(ii) The Company does not, directly or indirectly, including through the Subsidiary, have any outstanding personal loans or other credit extended to or for any current director or current executive officer.

(jj) To the Company’s knowledge, the Company or any director, officer, agent or employee of the Company or the Subsidiary, has not, directly or indirectly, while acting on behalf of the Company or the Subsidiary (i) used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from funds of the Company; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(kk) The operations of the Company and the Subsidiary are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened in writing.

(ll) Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(mm) Except as set forth in the Registration Statement or the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(nn) The Company has fulfilled its obligations in all material respects under the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and to the Company’s knowledge each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.

(oo) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

(pp) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

(qq) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act that are currently in effect with respect to the Company.

3. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement.

(b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

(c) The Representative shall be satisfied that (i) the representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct, in all material respects, when made and on and as of each Closing Date as if made on such date; (ii) since the Effective Date, no event has occurred that should have been set forth in a supplement to the Prospectus that has not been set forth in an effective supplement and (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in the business, properties, financial condition or results of operations of the Company, and since such dates, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein. The Company shall have, in all material respects, performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

(d) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive and the chief financial officer of the Company to the effect that: (i) the representations and warranties of the Company set forth in Section 2 of this Agreement were true and correct when made and are true and correct in all material respects as of such Closing Date; (ii) the Company has performed all covenants and agreements set forth in Section 4 of this Agreement and satisfied all conditions set forth in Section 3 of this Agreement; (iii) they have carefully examined the Registration Statement and the Prospectus and, confirm that (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

(e) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the secretary of the Company to the effect that as of such Closing Date the secretary certifies as to the accuracy of the Company’s charter and bylaws, the resolutions of the Board of Directors relating to the offering contemplated hereby, the form of stock certificate representing the Shares, and copies of all communications with the Commission; as to the execution and delivery of this Agreement; as to the incumbency and signature of persons signing this Agreement, the Registration Statement and other related documents; as to the approval of the Shares for listing on the Nasdaq National Market; as to the Company’s compliance with all agreements and performance or satisfaction of all conditions required hereunder; as to the consideration received for all outstanding shares of the Company’s Class B Common Stock; and as to such other matters as Underwriters’ counsel may reasonably request.

(f) The Representative shall have been furnished evidence in the usual written or electronic form from the appropriate authorities of the several jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes such good standing or qualification necessary, except for such jurisdiction where the failure to qualify or be in good standing, would not reasonably be expected to have a Material Adverse Effect, or other evidence satisfactory to the Representative, of the good standing and qualifications of the Company.

(g) The Representative shall have received, at the time this Agreement is executed a signed letter from Ernst & Young LLP addressed to the Representative and dated, respectively, the date of this Agreement, in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h) The Representative shall have received, on each Closing Date, a signed letter (the “bring-down letter”) from Ernst & Young LLP addressed to the Representative and dated, respectively, the date of Each Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 3(g).

(i) The Representative shall have received on each Closing Date (i) from Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date, in substantially the form attached hereto as Exhibit A; (ii) from Willkie Farr & Gallagher LLP, special communications counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date, in substantially the form attached hereto as Exhibit B; and (iii) from the Company, an opinion of the corporate counsel, addressed to the Representative and dated such Closing Date, in substantially the form attached hereto as Exhibit C.

(j) The legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements and financial information contained therein) shall have been approved at or prior to the Closing Date by McDermott Will & Emery LLP, counsel for the Underwriters. The Representative shall have received on each Closing Date from McDermott Will & Emery LLP an opinion, addressed to the Representative and dated such Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriters reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

(k) The Representative shall have received copies of the lock-up agreements executed by all of the directors, executive officers and holders of more than one percent (1%) of the Company’s outstanding capital stock (or options or warrants exercisable therefor).

(l) The Shares shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

(m) The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

4. Covenants of the Company.

(a) The Company covenants and agrees as follows:

(i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A; and (B) not file with the Commission any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which the Underwriters shall not have given their consent or which is not in compliance with the Securities Act or the Rules.

(ii) The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to paragraph (i) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12 month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or

90 days if such 12 month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12 month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(v) The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission through its EDGAR system, except to the extent permitted by Regulation S-T.

(vi) The Company shall use commercially reasonable efforts to cooperate with the Representative and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(viii) Without the prior written consent of W.R. Hambrecht + Co., LLC, for a period of 180 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing stock option plans or other incentive plans as described in the Registration Statement and the Prospectus. In the event that during this period, (A) any shares are issued pursuant to the Company’s existing stock option plans or other incentive plans that are exercisable during such 180 day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 180 period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of W.R. Hambrecht + Co., LLC, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Class B Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Class B Common Stock) owned by such person. Further notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day expiration period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Section shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(ix) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of the Company, or the offering of the Shares without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by applicable law, order, rule or regulation.

(x) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(xi) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Class B Common Stock for so long as the Company is publicly traded.

(xii) The Company will not directly or indirectly use the proceeds of the offering or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xiii) The Company will not take, directly or indirectly, and will use its commercially reasonable efforts to cause its officers, directors or affiliates not to take, directly or indirectly, any action designed to, or that might in the future be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

(b) The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement (excluding any fees or disbursements of counsel to the Underwriters); (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 7, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

5. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including, subject to Sections 5(c) and 5(d) hereof any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (collectively, “Loss”)), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or any Issuer-Represented Free Writing Prospectus or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any Losses arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or any Issuer-Represented Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter specifically for use therein; it being understood and agreed that the only information furnished by such Underwriter through the Representative consists of the Furnished Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person.

(b) Each Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any Losses to which such party may become subject, under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Issuer-Represented Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement, or any Issuer-Represented Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed that the only information furnished by such Underwriter through the Representative consists of the Furnished Information; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

(c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve the indemnifying party from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are inconsistent with those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties.

(d) An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any Losses referred to therein, then each indemnifying party shall contribute to the aggregate Losses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, in each case to the extent such expense or such amount is payable pursuant to Section 5(c) or 5(d) above, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of Losses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission, in each case to the extent such expense or such amount is payable pursuant to Section 5(c) or 5(d) above. Notwithstanding the provisions of this Section 6, no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the total underwriting discounts and commissions applicable to the Shares purchased by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

7. Termination.

(a) This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; or (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; or (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company considered as a whole, whether or not arising in the ordinary course of business.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not have any liability to any Underwriter, and no Underwriter shall have any liability to the Company; provided, however, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriters from all expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph 4(b); and, provided further, if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder. Notwithstanding anything in this Section 7(b) to the contrary, no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement shall be relieved of liability to the Company or the other Underwriters for damages occasioned by its refusal.

8. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed 10% of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 4(b), 5, 6 and 7. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

9. General Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressly set forth herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, c/o W.R. Hambrecht + Co., LLC, 539 Bryant Street, San Francisco, CA 94107 Attention: Harrison Clay, Esq., with a copy to McDermott Will & Emery LLP, 50 Rockefeller Plaza, New York, NY 10020, Attention: Mark S. Selinger, Esq. and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention: Lawrence G. Wee, Esq.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof which may require the application of the laws of any other jurisdiction. The Company and the Underwriters agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of this Agreement or the purchase of the Shares hereunder. The Company also hereby submits to the jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and each of the parties hereto submits to the jurisdiction of such courts in any proceeding arising out of or relating to this agreement, and agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

IDT SPECTRUM, INC.

By
	Name:	John C. Petrillo
	Title:	Chief Executive Officer

Confirmed:

W.R. HAMBRECHT + CO., LLC

On behalf of itself and as Representative of the several Underwriters named in Schedule I annexed hereto.

By	W.R. HAMBRECHT + CO., LLC

By
	Name:	Harrison Clay
Title:

SCHEDULE I

Name	Number of Firm Shares to Be Purchased
W.R. Hambrecht + Co., LLC

Total

SCHEDULE II

ISSUER-REPRESENTED GENERAL FREE WRITING PROSPECTUS

EXHIBIT A

[Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP]

December ___, 2005

W.R. Hambrecht + Co., LLC

539 Bryant Street, Suite 100

San Francisco, CA 94107

Ladies and Gentlemen:

We have acted as special outside counsel to IDT Spectrum, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of __________, 2005, between W.R. Hambrecht + Co., LLC (the “Underwriter”) and the Company, relating to the purchase today by the Underwriter of _______ shares of the Company’s Class B common stock, par value $0.01 per share (the “Shares”). This opinion is being furnished at the request of the Company as contemplated by Section 3(i) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-127906) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on August 29, 2005, was amended on October 25, 2005, November 15, 2005, November 21, 2005 and [list other amendments] and, we are advised orally by the Commission, was declared effective by the Commission at [time] on ___________, 2005. In this opinion, the Registration Statement at the time it became effective under the Act, including the documents incorporated by reference, is called the “Registration Statement”; the prospectus included as part of the Registration Statement and the final prospectus as filed as required by Rule 424(b) under the Act are collectively referred to as the “Prospectus.”

We have been advised orally by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and to our knowledge no proceedings for that purpose have been initiated or are pending or are threatened by the Commission.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement;

2.	the Prospectus;

3.	the Underwriting Agreement; and

4.	a specimen certificate for the Shares.

In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including a copy of the restated certificate of incorporation and restated by-laws of the Company certified by the Company as in effect on the date of this letter (collectively, the “Charter Documents”), the certificate of formation of IDT

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Spectrum, LLC certified by IDT Spectrum, LLC as in effect on the date of this letter and copies of resolutions of the board of directors of the Company and the Pricing Committee of the board relating to the issuance of the Shares, each certified by the Company; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company, the factual matters contained in the representations and warranties of the Company made in the Underwriting Agreement and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Company in connection with the Underwriting Agreement and without any independent verification.

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Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to own and hold its properties and conduct its business as described in the Registration Statement. Based solely on certificates of public officials in the respective jurisdictions delivered to you by the Company, the Company is duly qualified to do business in each of the jurisdictions listed on Schedule I to this opinion.

2. IDT Spectrum, LLC is validly existing and in good standing under the laws of the State of Delaware. IDT Spectrum, LLC has all necessary limited liability company power to own and hold its properties and conduct its business as described in the Registration Statement. Based solely on certificates of public officials in the respective jurisdictions delivered to you by the Company, IDT Spectrum, LLC is duly qualified to do business in each of the jurisdictions listed on Schedule I to this opinion.

3. The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

4. The authorized equity capitalization of the Company conforms in all material respects to the description contained in the Prospectus under the caption “Description of Capital Stock.” The form of certificate used to evidence the Class B Common Stock is in due and proper form and complies in all material respects with all

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applicable requirements of the Charter Documents and the General Corporation Law of the State of Delaware (the “GCL”).

5. Except as described in the Prospectus, there are no preemptive or other similar rights to subscribe for or to purchase shares of Class B Common Stock in the Company’s certificate of incorporation or by-laws, each as in effect on the date of this letter, or in any agreement or other outstanding instrument known to us to which the Company is a party, or under the GCL.

6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7. The statements in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences To Non-U.S. Holders,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

8. The Registration Statement and the Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”), except for the financial statements, financial statement schedules and other financial data included in or omitted from either of them, as to which we express no opinion.

9. We do not know of any contract or other document which is required to be filed as an exhibit to the Registration Statement by the Act or the Rules

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and Regulations which has not been so filed as an exhibit to the Registration Statement as permitted by the Rules and Regulations.

10. Assuming compliance by the Underwriter and the Company with their respective obligations under the Underwriting Agreement, the issuance and sale of the Shares by the Company, the compliance by the Company with all of the provisions of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed on Schedule II to this letter or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except, with respect to clauses (ii) and (iii), where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this letter, the term “Applicable Law” means the GCL and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except that, “Applicable Law” does not include the anti-fraud provisions of the securities laws of any applicable jurisdiction or any state securities or Blue Sky laws of the various states.

11. Assuming compliance by the Underwriter and the Company with their respective obligations under the Underwriting Agreement, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company under any Applicable Law for the issuance or sale of the Shares or the performance by the

6

Company of its obligations under the Underwriting Agreement. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

12. The Company is not and, after giving effect to the offering and sale of the Shares and the application of their proceeds as described in the Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

13. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

14. Except as disclosed in the Prospectus, to our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

*     *     *

We have participated in the preparation of the Registration Statement and the Prospectus and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to verify independently, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in either of them (other than as explicitly stated in

7

paragraphs 4 and 7 above), based upon such participation (and relying as to materiality to the extent we deemed reasonable on officers, employees and other representatives of the Company), no facts have come to our attention that led us to believe that (a) the Registration Statement or any amendment (except for the financial statements, financial statement schedules and other financial data included in or omitted from those documents, as to which we express no such belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus or any amendment or supplement (except for the financial statements, financial statement schedules and other financial data included in or omitted from those documents, as to which we express no such belief), at the time the Prospectus was issued or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions expressed above are limited to the laws of the State of New York, the Delaware Limited Liability Company Act, the GCL and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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Schedule I

Jurisdictions where the Company is Qualified to do Business

]

Jurisdictions where IDT Spectrum, LLC is Qualified to do Business

]

Schedule II

Documents and other Agreements

EXHIBIT B

[Form of Opinion of Willkie Farr & Gallagher LLP]

[                    ], 2005

W.R. Hambrecht + Co., LLC

as representative of the several

Underwriters named in Schedule I

to the Underwriting Agreement

c/o W.R. Hambrecht + Co., LLC

539 Bryant Street, Suite 100

San Francisco, CA 94107

Re:	Underwriting Agreement

Dear Ladies and Gentlemen:

This opinion is being delivered pursuant to section 3(i) of the Underwriting Agreement (“Agreement”), dated as of [                    ], 2005, between W.R. Hambrecht + Co., LLC, as representative of the several Underwriters named in Schedule I to the Agreement, and IDT Spectrum, Inc. (the “Company”). This firm has acted as special communications counsel to the Company and its subsidiary IDT Spectrum, LLC (the “Subsidiary”). You have asked us to render an opinion as to whether the obligations of the Company and the Subsidiary under the Agreement and the Licenses (as hereinafter defined) are consistent with the Communications Act of 1934, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules”) by the Federal Communications Commission (“FCC”). We express no opinion with respect to any other law, statute, rule, regulation, ordinance, decision, judgment, decree, legal requirement, or legal authority. Capitalized terms not otherwise identified herein shall have the meaning assigned to them in the Agreement.

The opinions expressed by us in this letter are based upon: (1) representations made to us by the Company and the Subsidiary, including a letter dated [                    ], 2005; (2) an examination of the Act and the Rules; (3) an examination of the Licenses as they appear in the FCC’s on-line Universal Licensing System; (4) confirmation that no complaints are pending against the Company or the Subsidiary by the Investigations and Hearings Division of the Enforcement Bureau of the FCC in response to our inquiry; (5) such other legal matters as we considered necessary for rendering the opinion expressed below; and (6) an examination of the Agreement. We have not conducted any

W.R. Hambrecht + Co., LLC

[                    ], 2005

independent inquiry or verification of the facts relied on herein. The phrase “to our knowledge” as used in this opinion shall mean that we have relied on matters set forth in this paragraph and the actual current knowledge of the attorneys currently in this firm who have been actively involved in the representation of the Company and the Subsidiary, without further investigation.

FACTS

On October 31, 2005, the Company, through the Subsidiary, held, in part, (i) 931 licenses in the auctioned 38.6-40.0 GHz (“39 GHz”) band licensed on the basis of Economic Areas (“EAs”); (ii) 205 FCC licenses in the 39 GHz band licensed on the basis of applicant-defined rectangular service areas (“RSAs”); and (iii) 15 licenses in the local multipoint distribution service (“LMDS”) band. A list of each of these license types is attached, respectively, as Exhibit A, Exhibit B, and Exhibit C. Together the 39 GHz EA, 39 GHz RSA, and LMDS licenses are referred to in this opinion as “the Licenses.” However, this opinion does not cover the Company’s New York City LMDS license (FCC Call Sign WPOI485) or any site-based point-to-point licenses held by the Company or the Subsidiary in other bands.

The Rules provide that 39 GHz and LMDS licensees must demonstrate “substantial service” at renewal (by the end of the license term). See 47 C.F.R. §§ 101.17 & 101.1011. Substantial service for wireless licensees is defined as service that is sound, favorable, and substantially above a level of mediocre service which might minimally warrant renewal. The FCC has stated that one example of a substantial service showing for a traditional point-to-point licensee might consist of four wireless point-to-point links per million population, although a finding of substantial service will depend upon the particular type of service offered by the licensee. The 39 GHz EA Licenses must be renewed in 2010. The 39 GHz RSA licenses must be renewed between 2006 and 2011, depending on their grant dates. The 15 LMDS licenses must be renewed in August 2008. The Company has advised us that it does not currently meet the “safe harbor” example for all of its 39 GHz and LMDS licenses. The Company also has advised us that while it expects to be able to make an alternative substantial service showing at renewal, it cannot be certain that the FCC will renew all of the Licenses. If there is a material risk of non-renewal regarding certain Licenses, the Company has further advised us that it would seek a waiver of the substantial service requirement based on the difficult history of the original holder of the Licenses, the challenging general economic circumstances of the past several years, the recent change in the Company’s business strategy, or based on other circumstances that may exist at the time of renewal.

The Company recently discovered that there were several spectrum manager leases for 39 GHz spectrum that may not have been properly notified to the FCC. The Company met with the FCC to discuss the spectrum manager leases and will file notifications as soon as possible. These leases are not material to the Company’s business. The most likely consequence, if any, of filing the notifications would be payment of a forfeiture amount (or a voluntary contribution to the Treasury in lieu thereof) and the implementation of a compliance plan. The Company has advised us that the amount of any forfeiture, if imposed, and the cost of implementing a compliance plan, if required, are not likely to have a material impact on the Company’s operations.

W.R. Hambrecht + Co., LLC

[                    ], 2005

OPINION

Based on the foregoing, it is our opinion that:

1. No prior or subsequent consent, approval, authorization or order of the FCC is required to be obtained, and no prior or subsequent notice to or filing with the FCC is required to be made, in connection with the offering of the Shares.

2. To our knowledge, the Company and the Subsidiary are in compliance in all respects with all terms and conditions of each License, except where such noncompliance would not reasonably be expected to have, individually, or in the aggregate, a Material Adverse Effect.

3. To our knowledge, all of the Licenses are currently valid and in full force and effect, and there is no investigation, notice of apparent liability, violation, forfeiture or other order of complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of any of the Licenses, except for such investigations, notices, violations, forfeitures, orders, complaints or proceedings as would not reasonably be expected to have, individually, or in the aggregate, a Material Adverse Effect.

4. To our knowledge, there has been no event or instance in which the Company or the Subsidiary were not in compliance with all applicable rules, regulations and policies of the FCC pertaining to the Licenses, except where such noncompliance would not reasonably be expected to have, individually, or in the aggregate, a Material Adverse Effect.

5. To our knowledge and except as described above, no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, nonrenewal adverse modification, impairment, restriction or termination of, or order of forfeiture with respect to, any License or (ii) would reasonably be expected to have, or could reasonably be expected in the future to have, individually, or in the aggregate, a Material Adverse Effect on the rights of the Company or the Subsidiary thereunder.

6. To our knowledge, the Company and the Subsidiary have duly filed in a timely manner all filings, reports, applications, documents, instruments and information required to be filed by them under the Act or the Rules pertaining to the Licenses, except where the failure to file such filings, reports, applications, documents, instruments and information would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7. To our knowledge, there is no reason to believe that the Licenses will not be renewed if the FCC finds that the Company is providing substantial service.

Sincerely,

Willkie Farr & Gallagher LLP

Enclosures

EXHIBIT C

[Form of Opinion of Company Counsel]

_____________, 2005

W.R. Hambrecht + Co., LLC

539 Bryant Street, Suite 100

San Francisco, CA 94107

Ladies and Gentlemen:

I am corporate counsel to IDT Spectrum, Inc., a Delaware Corporation (the “Company”), and its subsidiary, IDT Spectrum, LLC, a Delaware limited liability company (the “Subsidiary”), and am furnishing you with this opinion as contemplated by Section 3(i) of the Underwriting Agreement (the “Underwriting Agreement”), dated as of __________________, 2005, between W.R. Hambrecht + Co., LLC (the “Underwriter”), and IDT Spectrum, Inc., relating to the purchase by the Underwriters of _________ shares of the Company’s Class B common stock, par value $0.01 per share. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

I have made such investigations and examined such documents (including, without limitation, the Underwriting Agreement and all certificates and documents executed and delivered by the Company in connection herewith (the “Documents”)) as I have deemed necessary in order to form the basis of the opinions hereinafter set forth.

Based upon and subject to the foregoing, I am of the opinion that:

1.	The shares of the Company’s capital stock have been duly and validly authorized and issued and are fully paid and nonassessable.

2.	Except as described in the Prospectus, I do not know of any outstanding options, warrants or other similar rights calling for the issuance of shares of stock of the Company or any security convertible into, exercisable or exchangeable for shares of stock of the Company.

3.	To my knowledge, there are no legal proceedings pending or overtly threatened against the Company or the Subsidiary which could reasonably be expected to have a material adverse effect on the Company and the Subsidiary, taken as a whole, or could reasonably be expected to materially impair its ability to perform its obligations under the Underwriting Agreement. In forming this opinion, I considered and took into account, the Second Amended and Restated Indemnification Agreement in place between the Company and IDT Corporation related to certain liabilities set forth therein.

4.	To my knowledge, there are no legal or governmental actions, suits or proceedings pending or overtly threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

Where this opinion relates to my “knowledge”, that knowledge is based upon my actual contemporaneous knowledge. I have not examined any records of any court, administrative tribunal or similar entity in connection with my opinion.

This opinion is rendered to you in connection with the Underwriting Agreement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without my prior written consent. I hereby disclaim any obligation to advise you of any change of law that occurs, or any facts of which I become aware, after the date of this opinion. The opinions expressed herein relate solely to the laws of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction.

Very truly yours,

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